UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No. )

_____________________________

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12

PRINCIPAL EXCHANGE-TRADED FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all the boxes that apply):

[X]    No fee required.

[ ]    Fee paid previously with preliminary materials.

[ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

These Additional Materials to Schedule 14A are being filed solely to replace the Outstanding Shares Table in Appendix A included in the Definitive Proxy Statement filed by Principal Exchange-Traded Funds (the “Company”) with the Securities and Exchange Commission on March 6, 2023 (the “Proxy Statement”). After filing the Proxy Statement, the Company discovered that, due to a clerical error, the number of Outstanding Shares reported for each Fund was incorrect.

Please note that no changes have been made to the body of the Proxy Statement and that a corrected version of the Outstanding Shares Table is included below. These Additional Materials apply only as a replacement to the Outstanding Shares Table in Appendix A originally filed with the Proxy Statement.

APPENDIX A
OUTSTANDING SHARES AND SHARE OWNERSHIP

The following table shows, as of the Record Date, the number of shares outstanding and entitled to vote of each Fund.

ETF	SHARES OUTSTANDING	ETF	SHARES OUTSTANDING
Principal Active High Yield	4,350,000	Principal Spectrum Preferred Securities Active	25,700,005
Principal Healthcare Innovators	1,600,001	Principal Spectrum Tax-Advantaged Dividend Active	1,150,001
Principal International Adaptive Multi-Factor	700,001	Principal U.S. Large-Cap Adaptive Multi-Factor	250,001
Principal Investment Grade Corporate Active	1,850,001	Principal U.S. Mega-Cap	29,150,001
Principal Millennial Global Growth	650,001	Principal U.S. Small-Cap Adaptive Multi-Factor	250,001
Principal Quality	550,001	Principal U.S. Small-Cap Multi-Factor	4,750,001
Principal Real Estate Active Opportunities	220,001	Principal Value	850,001

A-1